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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-52032, 333-08035, and 33-80869 of The Greenbrier Companies, Inc. on Forms S-8 of our reports dated November 14, 2003, appearing in this Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2003.



/s/ DELOITTE & TOUCHE LLP

Portland Oregon
November 24, 2003